Exhibit 11.



Norwest Corporation and Subsidiaries
COMPUTATION OF EARNINGS PER SHARE
(Unaudited)

In thousands, except per common share amounts            Quarter Ended
                                                            June 30
                                                         1994        1993
PRIMARY:
 Weighted average number of common shares
  outstanding .....................................    316,728     304,789
 Net effect of assumed exercise of stock options
  based on treasury stock method using average
  market price ....................................      2,423       3,115
                                                       319,151     307,904

Net income ........................................   $201,958     168,886
 Less dividends accrued on preferred stock ........      6,889       7,824
 Net income, as adjusted ..........................   $195,069     161,062

 Net income per common share ......................   $   0.61        0.52

FULLY DILUTED:
 Weighted average number of common shares
  outstanding .....................................    316,728     304,789
 Net effect of assumed exercise of stock options
  based on treasury stock method using average
  market price or period-end market price,
  whichever is higher .............................      2,426       3,428
 Assumed conversion of 6 3/4% convertible
  subordinated debentures due 2003 and 12%
  convertible notes due 1993 as of the beginning
  of the period ...................................         47          78
 Assumed conversion of Cumulative Convertible
  Preferred Stock .................................     12,628      16,545
                                                       331,829     324,840

Net income ........................................   $201,958     168,886
 Less dividends accrued on preferred stock ........      2,886       3,039
 Add 6 3/4% convertible subordinated debentures
  interest and amortization of debt expense,
  net of income tax effect ........................          3           5
 Net income, as adjusted ..........................   $199,075     165,852

 Net income per common share.......................   $   0.60        0.51

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                                                                   Exhibit 11.
                                                                   (continued)


Norwest Corporation and Subsidiaries
COMPUTATION OF EARNINGS PER SHARE
(Unaudited)

In thousands, except per common share amounts          Six Months Ended
                                                            June 30
                                                         1994        1993
PRIMARY:
 Weighted average number of common shares
  outstanding .....................................    313,834     303,838
 Net effect of assumed exercise of stock options
  based on treasury stock method using average
  market price ....................................      2,308       3,002
                                                       316,142     306,840

Net income ........................................   $392,500     327,214
 Less dividends accrued on preferred stock ........     14,050      15,787
 Net income, as adjusted ..........................   $378,450     311,427

 Net income per common share ......................   $   1.20        1.01

FULLY DILUTED:
 Weighted average number of common shares
  outstanding .....................................    313,834     303,838
 Net effect of assumed exercise of stock options
  based on treasury stock method using average
  market price or period-end market price,
  whichever is higher .............................      2,409       3,486
 Assumed conversion of 6 3/4% convertible
  subordinated debentures due 2003 and 12%
  convertible notes due 1993 as of the beginning
  of the period ...................................         48          86
 Assumed conversion of Cumulative Convertible
  Preferred Stock .................................     12,626      16,707
                                                       328,917     324,117

Net income ........................................   $392,500     327,214
 Less dividends accrued on preferred stock ........      6,044       6,113
 Add 6 3/4% convertible subordinated debentures
  interest and amortization of debt expense,
  net of income tax effect ........................          5           9
 Net income, as adjusted ..........................   $386,461     321,110

 Net income per common share.......................   $   1.17        0.99

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